Excerpt from:

             MINUTES OF THE ORGANIZATIONAL MEETING OF THE
                          BOARD OF DIRECTORS
                                  OF
       FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK
                             JUNE 13, 1996


      RESOLVED that the Company shall establish and operate a separate account, referred to herein as the Separate Account NY-B ("Separate Account"), in accordance with the requirements of New York Insurance Law Section 4240, as heretofore or hereafter amended; and it is further

     RESOLVED, that Separate Account is hereby empowered to:
      (a) to the extent required by the Investment Company Act of 1940, register under such Act and make applications for such exemptions or orders under such provisions thereof as may appear to be necessary or desirable;
     (b) to the extent required by the Securities Act of 1933, effect one or more registrations thereunder and, in connection with such registrations, file one or more registration statements thereunder, or amendments thereto, including any documents or exhibits required as a part thereof;
      (c) provide for the sale of policies issued by the Company as the officers of the Company may deem necessary and appropriate, to the extent such policies provide for allocation of amounts to Separate Account;
      (d) provide for custodial or depository arrangements for assets allocated to Separate Account as the officers of the Company may deem necessary and appropriate including self custodianship or safekeeping arrangements by the Company;
      (e) select an independent public accountant to audit the books and records of Separate Account;
      (f)   invest  or  reinvest the assets  of  Separate  Account  in securities issued by the following investment companies registered under the Investment Company Act of 1940 and portfolios thereof: The GCG Trust;
       (g) divide Separate Account into subaccounts with each subaccount investing in shares of designated classes or series of designated investment companies or other appropriate securities; and
      (h) perform such additional functions and take such additional action as may be necessary or desirable to carry out the foregoing and the intent and purpose thereof; and it is further

      RESOLVED, that the assets of Separate Account shall be derived solely from (a) the sale of variable annuity products, (b) funds corresponding to dividend accumulation with respect to investment of such assets, and (c) advances made by the Company in connection with the operation of Separate Account; and it is further

      RESOLVED, that pursuant to New York Insurance Law Section 4240 the assets of Separate Account shall be legally segregated and, to the extent so provided in the applicable agreements, shall not be

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chargeable with liabilities arising out of any other business  of  the
Company; and it is further

      RESOLVED, that the Company shall maintain in Separate Account assets with a fair market value at least equal to the statutory valuation reserves for the variable annuity policies; and it is further

      RESOLVED, that the Company shall maintain in Separate Account assets with a fair market value at least equal to the statutory valuation reserves for the variable annuity policies; and it is further

      RESOLVED, that assets allocated to Separate Account shall be valued at their market value at the date as to which valued in accordance with the terms of the variable annuity policies issued by the Company providing for allocation to Separate Account; and it is further

      RESOLVED, that the officers of the Company be, and each of them hereby is, authorized in their discretion as they may deem appropriate from time to time in accordance with applicable laws and regulations
(a) to divide the Separate Account into subaccounts, (b) to modify or eliminate any such subaccounts, (c) to change the designation of Separate Account to another designation and (d) to designate further any subaccount thereof, and (e) to deregister Separate Account under the Investment Company Act of 1940 and to deregister the policies or units of interest thereunder under the Securities Act of 1933; and it is further

      RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to invest cash from the Company's general account in Separate Account or in any division thereof as may be deemed necessary or appropriate to facilitate the commencement of Separate Account's operations or to meet any minimum capital requirements under the Investment Company Act of 1940, and to transfer cash or securities from time to time between the Company's general account and Separate Account as deemed necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the variable annuity policies issued by the Company providing for allocations to Separate Account; and it is further

      RESOLVED, that pursuant to New York Insurance Law Section 4240 the income, gains and losses (whether or not realized) from assets allocated to Separate Account shall, in accordance with any variable annuity policies issued by the Company providing for allocations to Separate Account, be credited to or charged against such Separate Account without regard to other income, gains or losses of the Company; and it is further

      RESOLVED, that authority is hereby delegated to the Chairman or the President of the Company to adopt procedures providing for, among other things, criteria by which the Company shall institute procedures to provide for a pass-through of voting rights to the owners of variable annuity policies issued by the Company providing for

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allocation  to  Separate Account with respect to  the  shares  of  any investment companies which are held in Separate Account; and it is further

      RESOLVED, that the officers of the Company are authorized and directed, with the assistance of accountants, legal counsel, and other consultants, to prepare and execute any necessary agreements to enable Separate Account to invest and reinvest the assets of Separate Account in securities issued by any investment companies registered under the Investment Company Act of 1940, or other appropriate securities as the officers of the Company may designate pursuant to the provisions of the variable annuity policies issued by the Company providing for allocations to Separate Account; and it is further

      RESOLVED, that fiscal year of Separate Account shall end on the 31st day of December each year; and it is further

      RESOLVED, that the officers of the Company, with the assistance of accountants, legal counsel, and other consultants, are authorized to prepare, execute, and file all periodic reports required under the Investment Company Act of 1940 and the Securities Exchange Act of 1934; and it is further

      RESOLVED, that the Company may register under the Securities Act of 1933 variable annuity policies, or units of interest thereunder, under which amounts will be allocated by the Company to Separate Account to support reserves for such policies and, in connection therewith, that the officers of the Company be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel, and other consultants, to prepare, execute, and file with the Securities and Exchange Commission, in the name and on behalf of the Company, registration statements under the Securities Act of 1933, including prospectuses, supplements, exhibits, and other documents relating thereto, and amendments to the foregoing, in such form as the officer executing the same may deem necessary or appropriate; and it is further

      RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel, and other consultants, to take all actions necessary to register Separate Account as a unit investment trust under the Investment Company Act of 1940 and to take such related actions as they deem necessary and appropriate to carry out the foregoing; and it is further

      RESOLVED, that the Chief Administrative Officer or the President of the Company, or in his or her absence, a Senior Vice President, be and each of them hereby is, authorized, empowered and directed to sign a form of Notification of Registration under the 1940 Act, and such Registration Statement as may be required by the 19940 Act and the 1933 Act, in the name of Separate Account by the Company as sponsor and depositor, and that the appropriate officers of the Company be, and they hereby are, fully authorized, empowered and directed to execute and cause to be filed for and on behalf of Separate Account and the Company said Notification of Registration and said

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Registration Statement, and the appropriate officers are empowered  to execute  and  cause  to be filed, for and on behalf  of  the  Separate
Account and the Company, and the President and each Senior Vice President of the Company hereby is, fully authorized and the Company hereby is, fully authorized and the Company be, and hereby is fully authorized and empowered to execute in the name of Separate Account and the Company, such amendments to, and such instruments, exhibits and documents in connection with, said Notification of Registration and Registration Statement, as they, or any of them may upon advice of counsel, deem necessary or advisable; and it is further

      RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to prepare, execute, and file, with the assistance of accountants, legal counsel, and other consultants, with the Securities and Exchange Commission applications and amendments thereto for such exemptions from or orders under the Investment
Company Act of 1940, and to request from the Securities Exchange Commission no action and interpretative letters, as they may from time to time deem necessary or desirable; and it is further

      RESOLVED, that the General Counsel of the Company is hereby appointed as agent for service under any such registration statement and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto and to exercise powers given to such agent by the Securities Act of 1933 and the rules thereunder, and any other necessary acts; and it is further

      RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel, and other consultants, to effect in the name of and on behalf of the Company all such registrations, filings, and qualifications under blue sky or other applicable securities laws and regulations and under insurance securities laws and insurance laws and regulations of such states and other jurisdictions, as they may deem necessary or appropriate with respect to the Company and with respect to any variable annuity policies under which amounts will be allocated by the Company to Separate Account to support reserves for such policies; such authorization shall include registration, filing, and qualification of the Company and of said policies, as well as registration, filing, and qualification of officers, employees, and agents of the Company as brokers, dealers, agents, salespersons, or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge, and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service of process, and other instruments and to take all such action as the officer executing the same or taking such action may deem necessary or desirable; and it is further

      RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof.

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